Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned executive officers of Ameriana Bancorp (the “Registrant”) hereby certify that this Annual Report on Form 10-K for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Harry J. Bailey
Name:	Harry J. Bailey
Title:	President and Chief Executive Officer

By:	/s/ Bradley L. Smith
Name:	Bradley L. Smith
Title:	Senior Vice President and Principal
Financial and Accounting Officer

Date: March 25, 2005